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Exhibit (a)(1)(E)

        Offer to Purchase for Cash
by
TECHTARGET, INC.
of
Up to 10,000,000 Shares of Its Common Stock
at a Purchase Price of $6.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 9, 2010, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 9, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by TechTarget, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 10,000,000 shares of its common stock, par value $0.001 per share, at a price of $6.00 per share without interest, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

        All shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) and not properly withdrawn will be purchased by the Company at the purchase price of $6.00 per share, without interest, on the terms and subject to the conditions of the Offer, proration provisions and "odd lot" provisions. The Company reserves the right, in its sole discretion, to purchase more than 10,000,000 shares in the Offer, subject to applicable law. Shares not purchased because of proration provisions will be returned to the tendering stockholders at the Company's expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.

        If the number of shares properly tendered is less than or equal to 10,000,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase all shares so tendered.

        On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 10,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered, the Company will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (an "Odd Lot Holder") who properly tender all their shares, and second, on a pro rata basis from all other stockholders who properly tender shares. See Section 1 and Section 3 of the Offer to Purchase.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your shares at a price of $6.00 per share, as indicated in the attached Instruction Form, without interest.

          2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The Offer is subject to certain conditions. See Section 6 of the Offer to Purchase.

          4.     The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on Thursday, December 9, 2010, unless the Company extends the Offer.

          5.     The Offer is for 10,000,000 shares, constituting approximately 23.5% of the total number of issued and outstanding shares of the Company's common stock as of October 31, 2010.

          6.     Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

          7.     If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, December 9, 2010, unless the Offer is extended.

        The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

        The Company's Board of Directors has approved the Offer. However, none of the Company, any member of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
TECHTARGET, INC.
of
Up to 10,000,000 Shares of its Common Stock
at a Purchase Price of $6.00 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 9, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by TechTarget, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 10,000,000 shares of its common stock, par value $0.001 per share, at a price of $6.00 per share, without interest, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of shares to be tendered by you for the account of the undersigned: shares*
* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS (See Instruction 13 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):	(Please Print)

Taxpayer Identification or Social Security Number:

Address(es):	(Including Zip Code)

Area Code/Phone Number:

Date:

3

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  Exhibit (a)(1)(E)